UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2022 (February 15, 2022)

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2022, Christine S. Breves announced her intention to resign from her position as the Chief Financial Officer of United States Steel Corporation (the “Corporation”). Ms. Breves will remain in the role while the Corporation conducts a search for a permanent Chief Financial Officer. Additionally, Ms. Breves has agreed to remain employed with the Corporation as Executive Vice President – Business Transformation through the end of the year in order to assist with the transition of her finance duties, continue performing her other operational responsibilities, and assist with specified strategic goals as the Corporation continues to execute its Best for AllSM strategy.

In connection with Ms. Breves’ announcement, the Corporation and Ms. Breves have entered into a Special Transition Agreement and Release (the “Agreement”). Under the terms of the Agreement, Ms. Breves shall generally be entitled to compensation consistent with her prior compensation arrangements through the end of the year. Ms. Breves will also receive payment for accrued and unused vacation time and will be eligible to receive accrued and vested benefits under certain of the Corporation’s retirement and benefit plans.

In addition, in recognition of her service to the Corporation and provided that Ms. Breves does not revoke the Agreement and timely signs and does not revoke the related General Release (as described below), (i) the Corporation will pay Ms. Breves $1,540,000 in a lump sum on the first regular payroll date following the effective date of the General Release, and (ii) Ms. Breves will remain entitled to vest in the total number of performance-based restricted stock units issuable under the award granted on December 31, 2021, subject to the achievement of specified performance criteria at the completion of the performance period, which at target performance would be 84,560 shares.

Pursuant to the Agreement, Ms. Breves will execute a customary General Release of claims she may have against the Corporation and has agreed: (i) generally not to directly or indirectly compete with the Corporation for a period of 12 months, (ii) to cooperate with and assist the Corporation with respect to matters about which she has personal knowledge or which were within the purview of her job responsibilities at the Corporation (iii) not to solicit the Corporation’s employees and other relevant agents for a one year period, (iv) not to disclose the Corporation’s confidential information and trade secrets and (v) not to disparage the Corporation, its products, services and relevant agents.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Corporation’s Form 10-Q for the quarter ended March 31, 2022.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Duane D. Holloway
Name: Duane D. Holloway
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Dated: February 15, 2022